Exhibit 99.1

STERIS CORPORATION

NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

STERIS CORPORATION ANNOUNCES $300 MILLION SHARE REPURCHASE

AUTHORIZATION AND INCREASES QUARTERLY DIVIDEND

Mentor, Ohio (July 26, 2007) - STERIS Corporation (NYSE: STE) today announced that its Board of Directors has authorized the purchase of up to $300 million in shares of STERIS common stock. The authorization represents approximately 15% of outstanding shares as of June 30, 2007. This share repurchase authorization replaces an existing authorization that had approximately 1.9 million shares remaining. Under this share repurchase authorization, the Company may purchase shares from time to time in open market purchases or privately negotiated transactions. This authorization has no time limit, and may be suspended or discontinued at any time.

The Company may make all or part of the repurchases under Rule 10b5-1 plans. These plans may be entered into or terminated from time to time, and enable the Company to make repurchases on a more regular basis. The Company intends to finance the share repurchase program through a combination of available cash and debt.

The Board of Directors also authorized a 20% increase in its regular quarterly dividend to $0.06 per share. The dividend is payable September 12, 2007 to shareholders of record at the close of business on August 15, 2007.

“Our strong financial position and cash flow levels afford STERIS considerable flexibility to return value to shareholders without sacrificing investments in our business,” said Les C. Vinney, STERIS’s president and chief executive officer. “This expanded share repurchase authorization, along with an increase in our dividend payout, reflects our confidence in the Company’s ability to generate future cash flows and grow our business, while delivering returns to our shareholders.”

STERIS Corporation

News Announcement

About STERIS

The mission of STERIS Corporation is to provide a healthier today and safer tomorrow through knowledgeable people and innovative infection prevention, decontamination and health science technologies, products and services. The Company’s more than 5,000 dedicated employees around the world work together to supply a broad array of solutions by offering a combination of equipment, consumables and services to healthcare, pharmaceutical, industrial and government customers. The Company is listed on the New York Stock Exchange under the symbol STE. For more information, visit www.steris.com.

Contact: Aidan Gormley, Senior Director, Corporate Communications and Investor Relations at 440-392-7607.

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This news release may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to the Company or its industry that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date of this report, and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “confidence,” and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, and changes in government regulations or the application or interpretation thereof. Other risk factors are described in the Company’s Form 10-K and other securities filings. Many of these important factors are outside STERIS’s control. No assurances can be provided as to any future financial results or the scope, extent or duration of the share repurchase program or dividend. Unless legally required, the Company does not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) the potential for increased pressure on pricing that leads to erosion of profit margins, (b) the possibility that market demand will not develop for new technologies, products or applications, or the Company’s business initiatives will take longer, cost more or produce lower benefits than anticipated, (c) the possibility that application of or compliance with laws, court rulings, regulations, certifications or other requirements or standards may delay or prevent new product introductions, affect the production and marketing of existing products, or otherwise affect Company performance, results, or value, (d) the potential of international unrest or effects of fluctuations in currencies, tax assessments or rates, raw material costs, benefit or retirement plan costs, or other regulatory compliance costs, (e) the possibility of reduced demand, or reductions in the rate of growth in demand, for the Company’s products and services, and (f) the possibility that anticipated cost savings may not be achieved, or that transition, labor, competition, timing, execution, regulatory, governmental, executive transition or other issues or risks associated with the matters described in this release may adversely impact Company performance, results, or value.

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